For period ended 06/30/2006
Registrant Name: American Beacon Mileage Funds
File Number: 811-09018

EX-99.906CERT

William F. Quinn and Rebecca L. Harris, respectively, the President and Treasurer of the American Beacon Mileage Funds (the "Registrant"), each certify to the best of his or her knowledge and belief that:

1. the Registrant's report on Form N-CSR for the period ended June 30, 2006 (the "Form N-CSR") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


/s/ William F. Quinn                               /s/ Rebecca L. Harris
--------------------                               ---------------------
William F. Quinn                                   Rebecca L. Harris
President                                          Treasurer
American Beacon Mileage Funds                      American Beacon Mileage Funds


Date: September 8, 2006

A signed original of this written statement required by Section 906 has been provided to American Beacon Mileage Funds and will be retained by American Beacon Mileage Funds and furnished to the Securities and Exchange Commission or its staff upon request.